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                                                                   EXHIBIT 10.74

This document contains confidential information which is not being provided to the Public.



                               HEMOPHILIA PRODUCT
                           VOLUME COMMITMENT AGREEMENT

         This Hemophilia Product Volume Commitment Agreement is made and entered into this 19th day of December, 2001, by and between Baxter Healthcare Corporation, a Delaware corporation, through its BioScience Division, with offices at One Baxter Parkway, Deerfield, Illinois 60015 (hereinafter referred to as "Baxter") and Coram, Inc. with offices at 1675 Broadway #900, Denver, CO 80202 (hereinafter referred to as "Purchaser"). Baxter and Purchaser are collectively referred to hereinafter as the "Parties," or individually as a "Party."

         WHEREAS Baxter produces and distributes a number of therapeutic protein products derived from blood plasma and recombinant sources for the treatment of hemophilia (hereinafter and as defined below, "Therapeutic Products"); and

         WHEREAS Baxter intends to appoint Hemophilia Specialty Pharmacy Providers to distribute Baxter's Therapeutic Products to hemophilia patients and provide essential services in support thereof; and

         WHEREAS Purchaser has the management expertise and capital and will acquire the facilities and systems required to distribute Baxter's Therapeutic Products to hemophilia patients and provide essential services in support thereof; and

         WHEREAS Baxter is willing to commit a supply of Therapeutic Products to Purchaser and to appoint Purchaser as a nonexclusive Hemophilia Specialty Pharmacy Provider of its Therapeutic Products on the terms and conditions set forth herein; and

         WHEREAS Purchaser is willing to accept such appointment.

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms will have the following meanings:

1.1 "Affiliate" means, with respect to any Person, any other Person (i) that controls, is controlled by or is under common control with such specified Person or (ii) which beneficially owns 50% or more of the equity securities of such specified Person. For purposes of the definition of Affiliate, the term "beneficially owns" means possesses, directly or indirectly, the power to vote (or direct the voting of) or dispose of (or direct the disposition of) an equity security. For purposes of the definition of Affiliate, the term "control" (including the terms "controls," "controlled by," and "under common control with") means the possession, direct or



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         indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.2 "Base Level Product Volumes" means the annual volume of Recombinant Hemophilia Product for each year as set forth on Schedule A.

1.3 "Competitor" means (i) those entities listed on Schedule B attached hereto and (ii) any person or entity which either itself or through any of its affiliates manufactures, or is actively seeking government or regulatory approval to manufacture or market, any recombinant or plasma derived therapeutic protein product for the treatment of hemophilia that could reasonably be expected to serve as substitutes for Plasma Based Hemophilia Products and Recombinant Hemophilia Product.

1.4 "Effective Date" means the date of this Agreement, as referenced in the first paragraph of this Agreement.

1.5 "Government Program" means any purchasing program that includes Therapeutic Products sponsored, financially supported or paid for, in whole or in part, by (i) any federal, state or municipal government agency, (ii) any covered entity eligible the price discounts pursuant to Section 602 of the Veterans' Health Care Act of 1992, or (iii) Medicaid, Medicare, Children's Medical Services or other government or similar programs.

1.6 "Home Care Patients" means hemophilia and other patients who use or can use Therapeutic Products and associated services by having such products and services delivered to their homes or to such other residence, office or other locations as they may specify.

1.7 "New Therapeutic Products" means therapeutic protein products constituting substantial improvements to Therapeutic Products that Baxter may introduce from time to time, as well as new therapeutic protein products for the treatment of hemophilia that Baxter may introduce from time to time.

1.8 "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, governmental body or authority or any other entity.

1.9 "Plasma Based Hemophilia Products" means Hemofil M AHF and FEIBA VH Anti-Inhibitor Coagulation Concentrate.

1.10 "Other Products" means commercially available Proplex T Factor IX and Bebulin VH Factor IX Complex.

1.11     "Recombinant Hemophilia Product" means Recombinate rAHF.



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1.12     "Territory" means the United States excluding the Commonwealth of
         Puerto Rico and other territories.

1.13 "Therapeutic Products" means Recombinant Hemophilia Product and Plasma Based Hemophilia Products.

1.14 "Quarterly Base Level Product Volume" shall mean one-fourth of the Base Level Product Volume for the then current calendar year.

2.       APPOINTMENT AND NON-EXCLUSIVITY

2.1 Appointment. Subject to the terms and conditions contained herein, Baxter hereby appoints Purchaser and Purchaser hereby accepts an appointment as a nonexclusive Hemophilia Specialty Pharmacy Provider of Therapeutic Products to Home Care Patients in the Territory. Purchaser will sell and distribute Therapeutic Products purchased from Baxter hereunder only to Home Care Patients for whom Purchaser holds an active prescription and to whom Purchaser provides home care services for the treatment of hemophilia. Purchaser will only sell and distribute Therapeutic Products directly to Home Care Patients. Without Baxter's prior written consent, Purchaser will not, directly or indirectly, (i) sell or distribute Therapeutic Products to other Persons for commercial re-sale (including distributors and hospitals), (ii) barter or trade Therapeutic Products, or (iii) sell or distribute Therapeutic Products outside the Territory or otherwise make them available for export. Purchaser represents and warrants that all of the entities to whom it is currently providing Therapeutic Products for commercial resale and for which Baxter has previously consented are set forth in Schedule D, attached. Baxter hereby consents to Purchaser continuing to provide Therapeutic Products to such entities until the earlier of i) the expiration of the initial term of this agreement, or ii) the expiration of such arrangements between Purchaser and the other entities listed on Schedule D in accordance with their terms as of the effective date of this agreement.

2.2 Non-Exclusivity. Purchaser's appointment under this Agreement as a Hemophilia Specialty Pharmacy Provider is nonexclusive. Purchaser may purchase therapeutic protein products for the treatment of hemophilia from suppliers other than Baxter during the term hereof. Baxter may sell Therapeutic Products to distributors or providers other than Purchaser during the term of this Agreement and may sell or distribute directly to users, subject to the provisions of Section 3.2 of this Agreement. Baxter reserves the right to appoint other Hemophilia Specialty Pharmacy Providers and to sell or distribute Therapeutic Products to, without limitation, distributors, hospitals, wholesalers, hemophilia treatment centers, hemophilia home care providers and other third parties.


3.       TERM AND TERMINATION



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3.1



3.2




3.3



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3.4



3.5




4.       PRICING, PRICING PROTECTION, TERMS AND SUBSTITUTION


4.1 Prices. Purchaser will purchase Therapeutic Products for Home Care Patients from Baxter and Baxter will sell Therapeutic Products for Home Care Patients to Purchaser at the prices specified in Schedule C. The prices specified in Schedule C will be in effect from the Effective Date until December 31, 2002. Effective January 1, 2003, Baxter may increase the prices specified in Schedule C for



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         calendar year 2002 by up to five percent (5%). On January 1 and for each subsequent year this Agreement remains in effect, Baxter may increase the prices by up to five (5%) per cent over the prices for the previous year except as provided in Section 4.2 below.

4.2 Pricing Protection. Beginning on January 1, 2002, Baxter's prices to Purchaser for Recombinant Hemophilia Product under this Agreement will not exceed the lowest prices charged by Baxter to any other third party provider of Recombinant Hemophilia Product to Home Care Patients who purchases similar volumes of Recombinant Hemophilia Product from Baxter for Home Care Patients in similar circumstances on an annual basis. In the event such prices to another third party provider in such similar circumstances become more favorable, Baxter will adjust Purchaser's pricing to such more favorable prices effective on a retroactive basis to the date such more favorable prices went into effect and will provide Purchaser with prompt notice of such adjustment. This Section
         4.2 does not apply to the prices charged in connection with any Government Program.

4.3 Terms. Baxter will provide Purchaser with an invoice for payment upon the delivery of Therapeutic Products. Payment of an invoice in full within thirty (30) days of the invoice date will entitle Purchaser to a 1% discount off the invoice price. Invoices will be paid in full not later than thirty-one (31) days after the invoice date. If unpaid after 31 days of the invoice date, the invoice will be considered past due and will bear a service charge at the rate of 1.0% per month (or the highest amount allowed by law, if lower) of the invoiced amount.

4.4 Product Supply: Baxter shall ship the Therapeutic Products to Purchaser, FOB Purchaser's facility, freight prepaid. Baxter shall ship Purchaser's orders for Therapeutic Products within five (5) business days after Baxter's receipt of Purchaser's orders. Baxter shall accept returns of Therapeutic Products in accordance with Baxter's Returned Good Policy attached hereto as Schedule E.

5.       MINIMUM SUPPLY/PURCHASE COMMITMENTS

5.1 Recombinant Hemophilia Product Minimum Supply/Purchase Commitments. For each year this Agreement remains in effect, Baxter will supply Purchaser, and Purchaser will purchase from Baxter, the annual Base Level Product Volumes of Recombinant Hemophilia Product set forth in Schedule A for each year. At the end of any year that this Agreement is in effect, if Purchaser's purchases have not met such minimum purchase thresholds, Baxter shall provide Purchaser with written notice of the unit amount of the shortfall. Purchaser shall have 30 days from receipt of such notice to make such purchases of Recombinant Hemophilia Product necessary to meet the minimum unit purchase requirements. In the event Purchaser breaches this Agreement by failing to satisfy its unit purchase commitments for Recombinant Hemophilia Product, as set forth under this Section 5.1, then Baxter,



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         in addition to any other relief available to it, will be entitled to monetary damages for lost profits for such shortfall. In the event Baxter fails to make delivery or repudiates or Purchaser rightfully rejects or justifiably revokes acceptance, then with respect to the Therapeutic Products involved, Baxter shall either i) offer substitute therapeutics (recombinant derived product for Recombinant Hemophilia Products, plasma derived product for Plasma Based Hemophilia Products), as an accommodation, or ii) Baxter shall pay to the Purchaser an amount equal to ten percent (10%) of the then applicable invoice price for the Therapeutic Products involved as liquidated damages, which figure shall include both incidental and consequential damages. Baxter shall in each quarter tender delivery and Purchaser will purchase at least eighty percent (80%) of the then applicable Quarterly Base Level Product Volume of Recombinate Hemophilia Product for such quarter.

5.2 Adjustments to Base Level Product Volumes. Within five (5) business days after each calendar quarter, Purchaser will provide to Baxter a written statement of its Base Level Product Volumes adjusted to include purchases of Recombinant Hemophilia Product attributable to entities acquired by Purchaser during the immediately prior quarter. If the acquired entity either has recorded Recombinant Hemophilia Product sales or a Base Level Product Volume, Purchaser may elect to receive up to 110% of the acquired entities' purchases of Recombinant Hemophilia Product in the most recent calendar year prior to their acquisition by Purchaser. The total unit volume provided to Purchaser will be calculated by identifying recorded sales made by Baxter to the acquired entity up to the date of acquisition in the current year and subtracting this unit volume from the number of units Purchaser elected to receive. This unit volume will be incorporated into the Base Level Product Volume for purposes of this Agreement. For acquisitions made prior to December 31, 2001, the Base Level Product Volumes adjustment will be the in the amount up to 135% of the acquired entity's 2000 calendar year purchases of Recombinant Hemophilia Product.

5.3 Additional Supply. If Purchaser's forecasted demand for Recombinant Hemophilia Product exceeds the Base Level Product Volumes, (subject to terms of Sections 6.1 and 10.1), Baxter will use reasonable efforts to provide available Recombinant Hemophilia Product to Purchaser to meet this excess forecasted demand, on a priority basis. As supply increases, Baxter will endeavor to make additional quantities of Recombinant Hemophilia Product available to Purchaser to meet increased demands arising from the conversion of existing patients to Recombinant Hemophilia Product, from the addition of new patients or from the increased usage of product by existing patients due to prescribed prophylactic dosing or other existing patient requirements. This priority commitment shall be on a pro-rata basis among (i) Hemophilia Specialty Pharmacy Providers, (ii) firm product supply commitments made to customers purchasing under committed volume contracts in effect as of the Effective Date ("Prior Committed Volumes"), (iii) product supply commitments required by any Government Program ("Government Program



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         Committed Volumes"), and (iv) volume commitments/obligations to PHS customers ("PHS Committed Volumes"). In order to be eligible for priority under this Section 5.3, Purchaser must notify Baxter of its desire to purchase Recombinant Hemophilia Product in amounts exceeding the Base Level Product Volumes.

5.4      Supply Constraints. In the event a Force Majeure event described in
         Section 10.1 hereof requires Baxter to limit deliveries and redistribute available supply of Recombinant Hemophilia Product, then Baxter will be relieved of its Base Level Product Volumes commitment. In such an event, Baxter will first make Recombinant Hemophilia Product available to meet Purchaser and other Hemophilia Specialty Pharmacy Providers' Base Level Product Volumes, the Prior Committed Volumes, the Government Program Committed Volumes and the PHS Committed Volumes (all four collectively referred to as "Firm Commitments"). If a Force Majeure event prevents Baxter from supplying the Firm Commitments, then Baxter's available supply will be made available on a pro-rata basis to
         (i) customers with Firm Commitments, (ii) Baxter's emergency needs inventory, and (iii) customers with previously accepted firm orders for delivery in that quarter. If Baxter's supply of Recombinant Hemophilia Product to Purchaser is reduced as a result of pro-rata distribution pursuant to this Section 5.4, Purchaser's commitments to purchase Recombinant Hemophilia Product set forth in Sections 5.1 will be reduced by an equivalent amount.

5.5 Hemofil M AHF Product Supply/Purchase Commitments. Purchaser commits to the following minimum purchase requirements for Hemofil M AHF Product:

         a. Hemofil M AHF Product. For each year this Agreement remains in effect, Baxter will supply Purchaser, and Purchaser will purchase from Baxter, a minimum, the stated quantity of units of Hemofil M AHF product as specified in Schedule C here to.

         b. After Acquired Businesses. Purchaser's purchase commitments with respect to Hemofil M AHF product under this Section 5.5 will include the requirements of any person hereinafter acquired by Purchaser with such inclusion beginning ninety
                  (90) days following the date of their acquisition by Purchaser.

         c. Notice. At the end of any year that this Agreement is in effect, if Purchaser's purchases of Hemofil M AHF product have not met such minimum purchase thresholds, Baxter shall provide Purchaser with written notice of the unit amount of the shortfall. Purchaser shall have 30 days from receipt of such notice to make such purchases necessary to meet the minimum purchase requirements.

         d. Purchase Commitment Shortfall. In the event Purchaser breaches this Agreement by failing to satisfy its minimum purchase commitments for



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                  Hemofil M AHF product, as set forth under this Section 5.5.
                  then Baxter, in addition to any other relief available to it, will be entitled to monetary damages for lost profits for such shortfall. In the event Baxter fails to make delivery or repudiates or Purchaser rightfully rejects or justifiably revokes acceptance, then with respect to the Hemofil M AHF product involved, Baxter shall either i) offer substitute therapeutics (plasma derived product for Hemofil M AHF), as an accommodation, or ii) Baxter shall pay to the Purchaser an amount equal to ten percent (10%) of the then applicable invoice price for the Hemofil M AHF product involved as liquidated damages, which figure shall include both incidental and consequential damages.

5.6 New Therapeutic Products. Baxter will make available to Purchaser a preferred supply of all New Therapeutic Products at the same time and on substantially the same terms and conditions that it makes New Therapeutic Products available to Hemophilia Specialty Pharmacy Providers, The Parties will negotiate in good faith terms and conditions to add New Therapeutic Products to this Agreement upon their introduction including mutually agreeable minimum supply and purchase commitments. Baxter will use commercially reasonable efforts to make additional quantities of New Therapeutic Products available to Purchaser to meet increased demands arising from the conversion of existing patients to Therapeutic Products, from the addition of new patients or from the increased usage of product by existing patients due to prescribed prophylactic dosing or other existing patient requirements.

6. PRODUCT FORECASTS, ORDERING PROCEDURES, SALES REPORTING, DATA COLLECTION AND RECORD KEEPING

6.1 Forecast. Within five (5) business days after the Effective Date of this Agreement, and at least forty-five (45) days prior to each succeeding calendar quarter, Purchaser will provide Baxter with a written forecast of its anticipated purchases of each Therapeutic Product for the next four (4) quarters of this Agreement. Baxter will use such forecasts submitted by Purchaser in production planning, provided, however, that in no event will any such forecast hereunder constitute an order, create any right or expectation in Purchaser or be binding in any respect upon Baxter.

6.2 Redistribution Data. Purchaser will use reasonable efforts to provide Baxter on a monthly basis non-patient specific clinical information regarding Therapeutic Product utilization by Therapeutic Product and number of units dispensed by prescribing physician's zip code in the previous month, within five (5) business days of month end. Baxter agrees that such data will not be disclosed or distributed to any outside or third party without Purchaser's written permission and, upon Purchaser's prior written request, any reports compiled by Baxter solely from Purchaser data will be provided to Purchaser for their internal review.



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6.3      Record Keeping. Purchaser will retain sales transaction data for
         Therapeutic Products for a three-year period, such period to commence with the date of individual sales.

7.       REGULATORY RESPONSIBILITY

7.1 Labeling. Baxter will be responsible at its sole expense for complying with all applicable regulatory requirements relating to the manufacture and labeling of Therapeutic Products. Baxter will provide all artwork, labeling, product inserts and packaging for Therapeutic Products. Purchaser will not change the artwork, labels, inserts or packaging for Therapeutic Products without Baxter's prior written consent. Each use of a trademark, trade name or logo, owned or used by Baxter or its affiliated companies, on or in connection with Therapeutic Products (other than Purchasers trademarks, trade names and logos) will inure to the benefit of Baxter and its parent company. Should any such use vest in Purchaser any rights in such a trademark, trade name or logo, Purchaser will transfer such right to Baxter or its designee upon Baxter's request. Except as provided in this Agreement, Purchaser will not use any trademark, trade name, or logo used or claimed by Baxter or any confusingly similar trademark, trade name or logo during or after the term of this Agreement. Purchaser will be responsible at its sole expense for complying with all applicable regulatory requirements imposed on Purchaser and relating to Purchaser's possession, distribution and sale of Therapeutic Products.

7.2 Recalls. If requested to do so in writing by Baxter, Purchaser will cooperate fully with Baxter in recalling or returning any Therapeutic Product that Baxter believes should not be sold or used. Purchaser will use reasonable efforts to maintain complete and accurate records of all Therapeutic Products sold or used by it in order to facilitate compliance with this Section 7.2. Purchaser will comply with Baxter's written instructions concerning communications with Purchaser customers or the public regarding the procedures to be observed during a recall or return of any Therapeutic Product. Baxter will reimburse Purchaser for the reasonable direct costs of a product recall, including the cost of notifying customers; the cost of collection and return of any recalled Therapeutic Product up to a maximum of the price Purchaser paid Baxter for Therapeutic Product; and actual shipping costs incurred from Purchaser's facility to Baxter's facility.

7.3 Complaints. Purchaser will notify Baxter promptly of any complaint it receives concerning any Therapeutic Product, or any other information it receives relating to the safety and effectiveness of any Therapeutic Product.

7.4 Licenses and Records. Purchaser will maintain all pharmacy licenses necessary for the purchase and dispensing of prescription therapeutics. Upon request, Purchaser will forward a copy of such licenses to Baxter. Purchaser will ship or dispense Therapeutic Products pursuant to a prescription or authorized purchase order solely



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         in compliance with applicable federal or state laws, regulations and orders including pharmacy laws. Purchaser will maintain such pharmacy records as are required by applicable federal and state law, regulations and orders.

8.       WARRANTY

8.1 Product Warranty. Baxter warrants that any therapeutic product pursuant to this Agreement which includes without limitation Therapeutic Products, Other Products and New Therapeutic Products, which is shipped or delivered to Purchaser will not, at the time of shipment by Baxter, be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, nor will such therapeutic product be an article which may not, under the provisions of Sections 404 and 505 of said Act, be introduced into interstate commerce. Baxter further warrants that all therapeutic products delivered to Purchaser will have been manufactured in accordance with current Good Manufacturing Practices promulgated by the federal Food and Drug Administration. Baxter and its affiliates represent and warrant that all therapeutic products delivered to Purchaser when stored and used in accordance with the directions on the labeling are fit for the purposes and indications described in the labeling unless the therapeutic product is used in accordance with its instructions, these warranties are void and of no effect. EXCEPT FOR THE WARRANTIES PROVIDED IN THIS SECTION 8.1, BAXTER DISCLAIMS ALL WARRANTIES (EXPRESS OR IMPLIED) WITH REGARD TO THE PRODUCT, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. BAXTER AND ITS AFFILIATES SOLE OBLIGATION AND PURCHASER'S EXCLUSIVE REMEDY FOR BREACH OF ANY WARRANTY SHALL BE AT BAXTER'S OPTION TO REPAIR OR REPLACE THE THERAPEUTIC PRODUCT. NEITHER BAXTER NOR ITS AFFILIATES SHALL BE LIABLE FOR PROXIMATE, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES.

8.2 Expiration Dates. All Therapeutic Products and Other Products sold to Purchaser will have expiration dates at least six (6) months after the shipping date unless otherwise approved in writing by Purchaser.

9.       INDEMNIFICATION

9.1 Baxter's Indemnification of Purchaser. Baxter will at all times during the term of this Agreement and thereafter defend, indemnify and hold Purchaser and its officers, directors, agents and employees harmless from and against any and all claims, suits, damages, liabilities, costs and expenses, including but not limited to court costs and reasonable attorneys' fees, incurred in connection with any third-party claim arising out of this Agreement, including, without limitation, the use of any Therapeutic Product by an end-user, except to the extent caused by (i) the



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         negligence or intentional misconduct of Purchaser or any of its officers, directors, agents or employees: (ii) breach by Purchaser of any of the terms of this Agreement: or (iii) acts of Purchaser or any of its officers, directors, agents or employees which are outside the scope of this Agreement.

9.2 Purchaser's Indemnification of Baxter. Purchaser will at all times during the terms of this Agreement and hereafter defend, indemnify and hold Baxter and its officers, directors, agents and employees harmless from and against any and all claims, suits, damages, liabilities, costs and expenses, including but not limited to court costs and reasonable attorneys' fees, incurred in connection with any third-party claim arising out this Agreement caused by (i) negligence or intentional misconduct of Purchaser or any of its officers, directors, agents or employees; (ii) breach by Purchaser of any of the terms of this Agreement; or (iii) acts of Purchaser or any of its officers, directors, agents or employees which are outside the scope of this Agreement.

9.3      Indemnification Procedure. A Party seeking indemnification under this
         Section 9.3 will give prompt notice of the claim to the other Party and, provided that the indemnifying Party is not contesting the indemnity obligation, will permit the indemnifying Party to control any litigation relating to such claim and disposition of any such claim provided that the indemnifying Party will act reasonably and in good faith with respect to all matters relating to the settlement or disposition of any claim as the settlement or disposition relates to the parties being indemnified under this Section 9.3 and the indemnifying Party will not settle or otherwise resolve any claim without the prior written consent of the indemnified Party. If the indemnified party does not consent to a proposed settlement, the indemnified party agrees to assume the full cost of its own defense of the action, and may employ its own counsel at its sole cost. The indemnified Party will cooperate with the indemnifying Party in its defense of any claim for which indemnification is sought hereunder.

9.4 Patent Indemnification. Baxter will indemnify Purchaser for all losses arising from, and defend Purchaser against, all charges that Purchaser's sale or use of the Products in accordance with their labeling infringes the patent(s) of a third party. Baxter will bear sole expense of any litigation arising from such alleged infringement and will have sole discretion and control with regard to such litigation. Purchaser may choose to be represented by its own counsel in any such litigation but such representation will be at Purchaser's sole expense.

9.5 Compliance With Law. Baxter will fully and accurately report any discounts on any invoice, coupon, or statement submitted to Purchaser. Purchaser acknowledges that the dollar value of any products or services which Purchaser receives but does not pay for will be a "discount or other reduction in price" and may be subject to the disclosure requirements of Section 1128(b)(3)(A) of the Social Security Act, 42



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         U.S.C. Section 1320a-7b(b)(3)(A). Purchaser will disclose this discount or reduction in price under any state or federal program that provides cost or charge-based reimbursement to the participating institution for products or services covered in this Agreement.

10.      FORCE MAJEURE

10.1 Nonperformance of either Party will be excused to the extent the nonperforming Party is prevented from performing its obligations under this Agreement by extraordinary events, including acts of God, fires, earthquakes, strikes and labor disputes, acts of war, civil unrest, the acts or intervention of any governmental or regulatory authority, material changes in regulatory, product performance or safety requirements, reasonable and necessary manufacturing adjustments, slow downs and stoppages, facility changes and modifications or a shortage of supplies or raw materials. The nonperforming Party will be excused from performance for the duration of such events, will promptly notify the other Party of the reasons for non-performance and will diligently and continuously attempt to resume its performance.

11.      JOINT REVIEW MEETINGS

11.1 Baxter and Purchaser agree to cooperate in good faith to administer the terms of this Agreement. To facilitate that cooperation, each Party will appoint senior management representative(s) to meet twice each year to discuss means for successfully administering this Agreement. The schedule, agendas and procedures for such meetings will be mutually agreed upon and each Party will be responsible for its own expenses incurred from such meetings.

12.      AUDIT PROCEDURE

12.1 In the event either Party to this Agreement has a reasonable basis to question the accuracy of any representation, report or information provided by the other Party pursuant to this Agreement or the other Party's compliance with any provision hereof, then the Party questioning the accuracy of the representation, report or information or the other Party's compliance with any provision hereof may propose in writing to the other Party that an independent accountant, reasonably acceptable to the other, perform an audit to determine compliance with such provision or the accuracy of the representation, report or information. The accountant will provide the Party subject to the audit with appropriate assurances that all information it reviews and receives pursuant to the audit will be maintained in complete confidence and not disclosed to either Party or any other person or entity without the express written permission of the Party subject to the audit. Upon receipt of such assurances, the Party subject to the audit will permit the accountant to conduct an audit of the pertinent records to assess, as applicable, compliance with such



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


         provision or the accuracy of the representation, report or information. Notice of an audit under this Section 12.1 shall be given at least thirty (30) days in advance of said audit and shall include a detailed description of the proposed scope of the audit. At the conclusion of the audit, the accountant will advise the parties whether such provision of the agreement is being complied with or the representation, report or information was accurate, and if not, what, in its judgment, constitutes noncompliance or what the representation, report or information should have been. The entire cost of the audit will borne by the Party requesting the audit. In the event the accountant determines and issues a written report that a Party is noncompliant with a provision hereof or the representation, report or information was inaccurate, then the parties shall review such report and discuss in good faith appropriate revisions to the representation, report or information called into question that was the subject of the audit or appropriate actions to remedy such noncompliance. Anything to the contrary in this Section 12.1 notwithstanding, a Party may invoke the audit protection provided by this Section 12.1 no more than once each year during the term of this Agreement.

13.      ARBITRATION

13.1 In the event of any dispute, controversy or claim arising out of or relating to this Agreement or to a breach hereof, including interpretation, performance or termination, the parties agree to proceed as follows:

         a. Mediation/Third Party Accountant. The parties will commence good faith discussions between their designees toward resolution of such issues. If, after thirty (30) days, the parties are unable to reach a resolution, the parties will within fifteen (15) days make a determination as to whether such issue is to be resolved by a third party accountant. If the parties determine that such issue is to be resolved by a third party accountant, then the issue will be submitted to a firm of independent public accountants with substantial experience in auditing healthcare companies (the "Third Party Accountant") selected by the independent public accountants of Baxter and Purchaser to resolve the dispute. The Third Party Accountant's resolution of the issue will be final and binding upon the parties hereto. All fees and expenses of the Third Party Accountant will be shared equally between the parties.

         b. Arbitration. Should the parties disagree upon submission of the issue to the Third Party Accountant or make a determination that the issue is not proper for resolution by a Third Party Accountant, such issues will be finally resolved by binding arbitration in accordance with the Center for Public Resources ("CPR") Model Procedure and the CPR Non-Administered Arbitration Rules in effect on the date of this Agreement. The binding arbitration hereunder will be by three independent and impartial arbitrators, one of which will be selected by Baxter, one of which will be selected by



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                  Purchaser and one of which will be selected by the other two chosen arbitrators. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of the arbitration will be Chicago, Illinois. The arbitration will be no more than three full days in length and take place within one hundred and twenty (120) days of the initiation of arbitration. The expense of the arbitration (including, without limitation, the award of attorneys' fees to the prevailing party) will be paid as the arbitrators determine. The arbitrators are not empowered to award punitive or exemplary damages and each party hereby irrevocably waives any right to recover such damages.

         c. Discovery. In the event of binding arbitration, the parties agree that limited discovery will be allowed in accordance with the Federal Rules of Civil Procedure, Rule 26(a)(1)-(3), as in effect on the Effective Date, which disclosure will be made within sixty (60) days of the initiation of arbitration. All issues regarding compliance with this mandatory disclosure will be decided by the arbitrator(s) pursuant to the Federal Rules of Civil Procedure. 1.2.

         d.       Provisional Remedies. The procedures specified in this
                  Section 13.1 will be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a party, without prejudice to the above procedures, may file a complaint to seek a preliminary injunction or other provisional judicial relief. Despite such action the parties will continue to participate in good faith in the procedures specified in this Section 13.1.

14.      NOTICES

14.1 Notices pursuant to this Agreement will be in writing and will be effective when delivered personally, delivered via telefax receipt acknowledged, or upon receipt if sent via United States mail or courier service and delivered to:

         If to Purchaser:

                  Coram
                  1675 Broadway #900
                  Denver, CO 80202

                  FAX
                  Attention:   President



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                  with a copy to:

                  Coram
                  1675 Broadway #900
                  Denver, CO 80202
                  Attn: Law Department


                  Purchaser shall designate in writing (and shall provide written updates noting any changes) the person at Purchaser who is responsible for Therapeutic Product supply matters.

         If to Baxter:

                  Baxter Healthcare Corporation
                  BioScience
                  1627 Lake Cook Road
                  Deerfield, Illinois 60015
                  FAX 847.940.
                  Attention: President

                  with a copy to:

                  Baxter Healthcare Corporation
                  One Baxter Parkway
                  Deerfield, Illinois 60015
                  FAX 847.948.2450
                  Attention: General Counsel

15.      ENTIRE AGREEMENT

15.1 This Agreement constitutes the entire and only agreement between the Parties relating to the subject matter hereof, and all prior negotiations, understandings, representations, or agreements between the Parties are hereby superseded. None of the terms or conditions of this Agreement will be deemed to be waived or amended unless a written waiver or amendment that specifically references this Agreement has been signed by the Party to be bound and delivered to the other Party. Any such waiver will not be deemed a waiver of any subsequent event, or a continuing waiver.

16.      ASSIGNMENT

16.1 This Agreement will be binding upon and inure to the benefit of the Parties and their successors and assigns. Any assignment of this Agreement by one Party



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         (other than to the purchaser of substantially all of the assets of that
         Party to which this Agreement relates) requires the written consent of the other Party. Such consent will not be unreasonably withheld. This
         Section 16.1 will not affect Baxter's right to terminate this Agreement under Section 3.5 hereof in the event of a Change in Control as therein defined.

17.      GOVERNING LAW

17.1 This Agreement will be governed by the laws of the State of Illinois applicable to contracts to be performed in Illinois.

18.      SEVERABILITY

18.1 If any portion of this Agreement is determined by a court of competent jurisdiction to be violative of an applicable law or regulation, only that portion of this Agreement will be invalidated. All other portions of this Agreement will remain in full force and effect.

19.      CONSTRUCTION AND HEADINGS

19.1 The Parties acknowledge and agree that they participated equally in the preparation of this Agreement and neither Party will be treated as the author for purposes of resolving any ambiguity. The headings of the Paragraphs of this Agreement are for reference only and will have no effect on interpretation of the terms and conditions of this Agreement.

20.      ACCESS TO BOOKS AND RECORDS

20.1 The Panics agree, to the extent necessary to permit receipt of reimbursement for services under this Agreement by either Baxter or Purchaser, to make available to the Secretary of Health and Human Services, the Comptroller General of the General Accounting Office, or their authorized representatives, this Agreement and any books, documents and records in their possession relating to the nature and extent of the cost of services hereunder fix a period of for (4) years after the provision of said services. Each Party will protect the confidentiality of any patient medical records and to comply with all laws and regulations relating to such records.

21.      CONFIDENTIALITY

21.1 The Parties shall take all reasonable steps and do all things reasonably necessary to ensure that any information relating to the Therapeutic Products, including the terms of this Agreement or to the business of the disclosing Party ("Confidential Information"), that is acquired from the disclosing party shall not be disclosed or made use of outside this Agreement. The Parties acknowledge that Baxter's notice



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


         under Section 3.2 and/or Purchaser's notice under Section 3.5 may constitute material non-public information. The Parties agree to:
         (i) keep such information confidential, (ii) limit its representatives who have access to this information, (iii) inform the representatives that do have access to this information of the confidential nature of this information, and (iv) be responsible for the breach of these confidentiality obligations by any if its representatives. Information shall not be deemed confidential to the extent it:

                  (i) is already in the receiving party's possession, provided that such information is not known by the receiving party's to be subject to another confidentiality agreement with the disclosing party, or

                  (ii) becomes generally available to the public other than as a result of a disclosure by the receiving party or its representatives in violation of this Agreement, or

                  (iii) becomes available to the receiving parry on a non-confidential basis from a source other than the disclosing party or its representatives, provided that such source is not known by the receiving party to be bound by a confidentiality agreement with the disclosing party.

         The foregoing shall not limit Purchaser's disclosure of the cost of Therapeutic Products or the term of this Agreement in connection with claims for reimbursement or payor audits. In no event shall Baxter use any Confidential Information of Purchaser in connection of the sale or distribution of Therapeutic Products by Baxter to Home Care Patients. The foregoing shall not apply to information which is required to be disclosed pursuant to court order or which in the written opinion of legal counsel is required to be disclosed pursuant to federal or state law or regulation (including, without limitation, securities laws); provided that a reasonable opportunity is afforded the disclosing Party to challenge the requirement for such disclosure and/or request confidential treatment. This Section 21.1 shall survive any termination of this Agreement for a period of three (3) years.

22.      RELATIONSHIP

22.1 Neither Party is in any way the legal representative or agent of the other, nor authorized or empowered to assume any obligation of any kind, implied or expressed, on behalf of the other Party, without the express written consent of the other.

23.      NON-SOLICITATION OF EMPLOYEES

23.1 Neither Baxter BioScience North America Region nor Purchaser shall during the term of this agreement and for a period of one (1) year after its expiration or early



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         termination directly or indirectly solicit the employees of the other for employment or consultation with respect to the sale or provision of homecare services involving the Therapeutic Products. To the extent that either party hires any former employee of the other, then the party hiring such employee shall not induce or otherwise attempt to compel the employee, either directly or otherwise, to disclose any confidential or proprietary information of his former employer, including but not limited to patient information, pricing, and customer data.

24.      SUBSTITUTED AGREEMENT

24.1 This agreement is in substitution of the agreement between Baxter Healthcare Corporation ("Baxter") and Coram under date of January 1, 2001, and which term was to expire on December 31, 2001 ("the former Agreement"). In consideration of this agreement, Baxter and Coram each shall be relieved and discharged from any and all further obligations to perform under the former Agreement and shall be fully relieved of further liability to the other party arising out of the former Agreement from and after December 14, 2001. This shall not terminate or otherwise impair the obligations of Baxter and Coram to the other for services performed or unpaid invoices for deliveries made prior to December 31, 2001.




IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives:

CORAM, INC.                                 BAXTER HEALTHCARE CORPORATION


By: /s/ FRANK GEIGER                        By: /s/ PETER O'MALLEY
    ---------------------------                 -----------------------------
Title: Senior Vice President MM             Title: VP/GM
       ------------------------                    --------------------------
Date: 12/28/01                              Date: 1/7/02
      -------------------------                   ---------------------------



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


                                   SCHEDULE A

                         Recombinant Hemophilia Product

                           Base Level Product Volumes

Year                 Base Level Volumes (In Units)
----                 -----------------------------
2001

2002

2003

2004



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


                                   SCHEDULE B

                                   Competitors


Alpha Therapeutics (including Affiliates, successors and assigns) American Red Cross (including Affiliates, successors and assigns) Aventis Behring (including Affiliates, successors and assigns) Bayer Corporation (including Affiliates, successors and assigns) CSL/ZLB (including Affiliates, successors and assigns)
Genetics Institute (including Affiliates, successors and assigns) Novartis (including Affiliates, successors and assigns)
Novo Nordisk (including Affiliates, successors and assigns) Octapharma (including Affiliates, successors and assigns)



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
                                   SCHEDULE C

                                     PRICES

            IN EFFECT FROM EFFECTIVE DATE THROUGH DECEMBER 31, 2001

    THERAPEUTIC PROTEIN                LIST NUMBER          PRICE/UNIT
    -------------------                -----------          ----------
Factor VIII Hemofil* M AHF       060-792:060-793:060-795
Factor VIII Recombinate* rAHF    060-351:060-352:060-353
FEIBA** VH Anti-Inhibitor                922204
Coagulation Concentrate

         IN EFFECT BEGINNING JANUARY 1, 2002 THROUGH DECEMBER 31, 2002

                         PRICES AND VOLUME COMMITMENTS

                                                                            VOLUME
    THERAPEUTIC PROTEIN                LIST NUMBER          PRICE/UNIT    COMMITMENT
    -------------------                -----------          ----------    ----------
Factor VIII Hemofil* M AHF       060-792:060-793:060-795
Factor VIII Recombinate* rAHF    060-351:060-352:060-353
FEIBA** VH Anti-Inhibitor                922204
Coagulation Concentrate
Bebulin VH Factor IX Complex             924402
Proplex T Factor IX                      060-739

----------
 * Hemofil, Proplex and Recombinate are trademarks of Baxter International Inc. Hemofil and Proplex are registered with the US Patent and Trademark Office.

** FEIBA and Bebulin are trademarks of Baxter AG and are registered with the US Patent and Trademark Office.

                                   SCHEDULE D


                      PURCHASER COMMERCIAL RESALE ACCOUNTS

                                   SCHEDULE E

                          BAXTER RETURNED GOODS POLICY

Baxter can accept for credit only those Therapeutics and related devices, which do not perform satisfactorily under the specified condition, Therapeutics and related devices which may have been damaged during transportation, or which Customer may have received in error. Due to the biological nature of the Therapeutics and related devices and the government regulations involved, return of the Therapeutics and related devices must be authorized before any returns will be accepted. Customer shall contact Baxter Customer Service for instructions on the return procedure to be followed.